Exhibit 99.2

VIRTUAL MEDICAL CENTRE, LTD.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Nine-Months Ended March 31, 2010

VIRTUAL MEDICAL CENTRE, LTD
Consolidated Balance Sheets

	March 31,	June 30,
	2010	2009
	(unaudited)

ASSETS

CURRENT ASSETS

Cash	$184	$161,427
Accounts receivable, net	128,794	90,418
Current tax asset	18,428	294,619

Total Current Assets	147,406	546,464

PROPERTY, PLANT AND EQUIPMENT, net	32,279	56,431

TOTAL ASSETS	$179,685	$602,895

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$1,072,054	$670,374
Bank overdraft	2,988	-
Notes payable	29,599	26,389
Employee benefits payable	132,844	110,674

Total Current Liabilities	1,237,485	807,437

LONG TERM LIABILITIES

Notes payable	30,353	39,748
Employee benefits payable	21,618	22,606

Total Long Term Liabilities	51,971	62,354

TOTAL LIABILIITES	1,289,456	869,791

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value, unlimited shares
authorized, 62,890,775 and 59,749,794 shares
issued and outstanding, respectively	3,590,929	3,584,149
Other comprehensive income	255,589	72,179
Accumulated deficit	(4,956,289)	(3,923,224)

Total Stockholders' Equity (Deficit)	(1,109,771)	(266,896)

TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)	$179,685	$602,895

The accompanying notes are an integral part of these consolidated financial statements.

VIRTUAL MEDICAL CENTRE, LTD
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

REVENUES	$325,897	$98,810	$619,102	$370,793

OPERATING EXPENSES

Depreciation expense	8,498	3,788	23,749	17,497
Impairment of investments	-	-	-	132,193
Employee expenses	280,947	70,439	731,405	506,514
Rent expenses	9,157	3,959	24,338	17,708
General and administrative expenses	412,204	48,041	868,292	462,453

Total Operating Expenses	710,806	126,227	1,647,784	1,136,365

LOSS FROM OPERATIONS	(384,909)	(27,417)	(1,028,682)	(765,572)

OTHER INCOME AND EXPENSE

Interest income	13	4	318	1,502
Interest expense	(2,759)	(1,644)	(4,701)	(3,842)

Total Other Expenses	(2,746)	(1,640)	(4,383)	(2,340)

NET LOSS BEFORE INCOME TAXES	(387,655)	(29,057)	(1,033,065)	(767,912)

Income tax benefit	-	-	-	-

NET LOSS	$(387,655)	$(29,057)	$(1,033,065)	$(767,912)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.00)	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	61,320,285	58,179,304	61,320,285	58,179,304

The accompanying notes are an integral part of these consolidated financial statements.

VIRTUAL MEDICAL CENTRE, LTD
Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	March 31,
	2010	2009

OPERATING ACTIVITIES

Loss from Operations	$(1,033,065)	$(767,912)
Adjustments to reconcile loss from operations to the net cash used in operating activities:
Impairment of investments	-	132,193
Depreciation	23,749	17,497
Changes in Operating Assets and Liabilities
Accounts receivable	(38,376)	(23,694)
Accounts payable	401,680	(50,361)
Income tax receivable	276,191	292,612
Employee benefits payable	21,182	31,591

Net Cash Used in Operating Activities	(348,639)	(368,074)

INVESTING ACTIVITIES

Purchase of equipment	-	-

Net Cash Used in Investing Activities	-	-

FINANCING ACTIVITIES

Proceeds from the issuance of of share capital	6,780	330,247
Proceeds from bank overdraft	2,988	-
Repayment of finance lease liabilities	(6,185)	(15,452)

Net Cash Provided by Financing Activities	3,583	314,795

NET DECREASE IN CASH	(345,056)	(53,279)
EFFECT OF FOREIGN CURRENCY TRANSLATION	183,813	(179,197)
CASH AT BEGINNING OF YEAR	161,427	236,183

CASH AT END OF YEAR	$184	$3,707

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$4,701	$3,842
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

VIRTUAL MEDICAL CENTRE, LTD
Notes to the Condensed Financial Statements
March 31, 2010 and March 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2009 audited financial statements.  The results of operations for the period ended March 31, 2010 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

VIRTUAL MEDICAL CENTRE, LTD
Notes to the Condensed Financial Statements
March 31, 2010 and March 31, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10)  is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 4 – SIGNIFICANT EVENTS

On May 27, 2010, Cliff Rock Resources, Corp. (“Cliff Rock”) entered into an Exchange Agreement with Virtual Medical Centre, LTD (the “Company”) wherein each share of the Company shall be exchanged into the right to receive that number of shares in Cliff Rock equal to 71,471,764 divided by the total number of shares of the Company issued and outstanding immediately prior thereto, so that after giving effect to the exchange agreement Cliff Rock shall be the holder of all of the issued and outstanding shares of the Company. The common shares received by the former shareholders of VMC represented approximately 84% of the outstanding common stock following the execution of the Exchange Agreement.  Accordingly, the former shareholders of VMC have the capability to substantially control the vote on all significant matters pertaining to the Company without approval of the shareholders.

The Company will account for this transaction as a reverse-acquisition, with CRR as the continuing legal entity and the Company presented as the accounting acquirer.  Therefore, the historical financial statements presented herein reflect only those of the Company, the accounting acquirer.  The reverse-acquisition is presented as a recapitalization of the Company.  Accordingly, the historical stockholders’ equity (deficit) of the Company prior to the acquisition transaction has been retroactively restated pursuant to SFAS 141 (ASC 805).

VIRTUAL MEDICAL CENTRE, LTD
Notes to the Condensed Financial Statements
March 31, 2010 and March 31, 2009

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events and determined that there are no material subsequent events to report other than those reported.